                                                                     EXHIBIT 11

                     HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

----------------------------------------------------------------------------------------
                                                     For the six months ended June 30,
                                                            1997           1996
----------------------------------------------------------------------------------------
Net earnings                                            $  22,013,000    $  11,057,000
                                                        -------------    -------------
                                                        -------------    -------------
Primary:

  Weighted average Common Stock and common stock
    equivalents outstanding                                46,053,000       44,330,000
                                                        -------------    -------------
                                                        -------------    -------------
  Earnings per share                                    $        0.48    $        0.25
                                                        -------------    -------------
                                                        -------------    -------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                   45,582,000       43,023,000

  Additional dilutive effect of outstanding options
    (as determined by the application of the treasury
    stock method)                                           1,281,000        1,114,000

  Changes in Common Stock for issuance                       (810,000)         193,000
                                                        -------------    -------------
    Weighted average Common Stock and common stock
      equivalents outstanding                              46,053,000       44,330,000
                                                        -------------    -------------
                                                        -------------    -------------
Fully Diluted:

    Weighted average Common Stock and common stock
      equivalents outstanding                              46,146,000       44,410,000
                                                        -------------    -------------
                                                        -------------    -------------
    Earnings per share                                  $        0.48    $        0.25
                                                        -------------    -------------
                                                        -------------    -------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                   45,582,000       43,023,000

  Additional dilutive effect of outstanding options
    (as determined by the application of the treasury
    stock method)                                           1,296,000        1,175,000

  Changes in Common Stock for issuance                       (732,000)         212,000
                                                        -------------    -------------
    Weighted average Common Stock and common stock
      equivalents outstanding                              46,146,000       44,410,000
                                                        -------------    -------------
                                                        -------------    -------------

Note: Share and option amounts have been restated for all periods presented to include the shares and options of AVEMCO Corporation prior to its combination with the Company (see notes 1 and 3 to the condensed consolidated financial statements).

                                                                     EXHIBIT 11

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

----------------------------------------------------------------------------------------
                                                      For the three months ended June 30,
                                                            1997             1996
----------------------------------------------------------------------------------------
Net earnings (loss)                                     $   8,982,000    $    (473,000)
                                                        -------------    -------------
                                                        -------------    -------------
Primary:

  Weighted average Common Stock and common stock
    equivalents outstanding                                46,383,000       44,263,000
                                                        -------------    -------------
                                                        -------------    -------------
  Earnings per share                                    $        0.19    $       (0.01)
                                                        -------------    -------------
                                                        -------------    -------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                   45,582,000       43,023,000

  Additional dilutive effect of outstanding options
    (as determined by the application of the treasury
    stock method)                                           1,263,000        1,166,000

  Changes in Common Stock for issuance                       (462,000)          74,000
                                                        -------------    -------------
    Weighted average Common Stock and common stock
      equivalents outstanding                              46,383,000       44,263,000
                                                        -------------    -------------
                                                        -------------    -------------
Fully Diluted:

  Weighted average Common Stock and common stock
    equivalents outstanding                                46,482,000       44,279,000
                                                        -------------    -------------
                                                        -------------    -------------
  Earnings per share                                    $        0.19    $       (0.01)
                                                        -------------    -------------
                                                        -------------    -------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                   45,582,000       43,023,000

  Additional dilutive effect of outstanding options
    (as determined by the application of the treasury
    stock method)                                           1,296,000        1,180,000

  Changes in Common Stock for issuance                       (396,000)          76,000
                                                        -------------    -------------
    Weighted average Common Stock and common stock
      equivalents outstanding                              46,482,000       44,279,000
                                                        -------------    -------------
                                                        -------------    -------------

Note: Share and option amounts have been restated for all periods presented to include the shares and options of AVEMCO Corporation prior to its combination with the Company (see notes 1 and 3 to the condensed consolidated financial statements).